iShares Trust

Screen #2 attachment for funds beyond series 99

100        ISHARES BARCLAYS INTERMEDIATE CREDIT BOND FUND      N
101        ISHARES BARCLAYS CREDIT BOND FUND                   N
102        ISHARES BARCLAYS INTERMEDIATE GOVT/CREDIT BOND      N
103        ISHARES BARCLAYS GOVERNMENT/CREDIT BOND FUND        N
106            ISHARES IBOXX $ HIGH YIELD CORPORATE BOND FUND N
107            ISHARES BARCLAYS MBS BOND FUND                                                                                                            N
115            ISHARES S&P NATIONAL MUNICIPAL BOND FUND            N
116            ISHARES S&P CALIFORNIA MUNICIPAL BOND FUND   N
117            ISHARES S&P NEW YORK MUNICIPAL BOND FUND   N
127            ISHARES JPMORGAN USD EMERGING MARKETS BOND FUND N
147            ISHARES BARCLAYS AGENCY BOND FUND N
148            ISHARES S&P SHORT TERM NATIONAL MUNICIPAL BOND      N
149            ISHARES S&P/CITIGROUP INT’L TREASURY BOND FUND      N
150            ISHARES S&P/CITIGROUP 1-3 YR INT’L TRSY BOND FD   N

Please visit the iShares website for the most recent shareholder report if you need more information on any series higher than series 99.
http://www.ishares.com/library/docs/annual_reports.htm